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                                                                   EXHIBIT 10.17


                               LUMINEX CORPORATION
                           RESTRICTED STOCK AGREEMENT

         THIS RESTRICTED STOCK AGREEMENT (this "Agreement"), dated as of October 2, 2000, is entered into between Luminex Corporation, a Delaware corporation (the "Company"), and Gail S. Page, an individual residing in the State of Texas (the "Stockholder"). The Company and the Stockholder agree as follows:

         1. DEFINITIONS.

                  1.1 The terms "Cause" and "Change in Control" shall have the respective meanings set forth in that certain Employment Agreement dated October 2, 2000 between Company and Stockholder.

                  1.2 "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         2. ACQUISITION OF RESTRICTED STOCK. Concurrently with the execution and delivery hereof, the Company has issued to the Stockholder 15,000 shares of the Company's common stock, par value $.001 per share ("Common Stock"). The Company and the Stockholder have determined that it would be in their best interests to impose certain rights and obligations upon the Company, the Stockholder and her legal representatives, as the case may be, with respect to such 15,000 shares of Common Stock (as adjusted for stock splits, dividends and the like, the "Shares").

         3. RESTRICTION PERIOD. During the period (the "Restriction Period") commencing as of the date hereof (the "Commencement Date") and ending on April 2, 2002, the Shares shall be subject to the restrictions described in Section 4 of this Agreement (the "Restrictions"). The Shares subject to the Restrictions at any given time are called the "Restricted Shares."

         4. RESTRICTIONS. The Restricted Shares shall be represented by one or more stock certificates registered in the name of the Stockholder. The Stockholder shall have the right to receive dividends on the Restricted Shares, to vote the Restricted Shares and to enjoy all other stockholder rights with respect thereto, except that (i) the Stockholder shall not be entitled to possession of the stock certificate representing the Restricted Shares, (ii) the Company shall retain custody of the stock certificate(s) representing the Restricted Shares, (iii) the Stockholder may not, other than as permitted under
Section 9.2, sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Shares and (iv) the Restricted Shares are subject to potential forfeiture as provided in Section 5 of this Agreement.

         5. FORFEITURE. Any Restricted Shares (and all voting and other rights associated with such Restricted Shares) shall be forfeited to the Company in the event (i) such Restricted Shares are transferred by operation of law to any Person other than the Company or in accordance with Section 9.2 for any reason (including without limitation the bankruptcy of the Stockholder and seizure and sale by legal process), or (ii) the Stockholder's employment with the Company is terminated prior



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to the end of the Restriction Period, unless such termination of employment is due to the Stockholder's death or the termination of the Stockholder's employment by the Company without Cause. The Company shall not be obligated to pay the Stockholder any amount for the forfeiture of any Restricted Shares. The Stockholder shall be entitled to retain all Shares to which the Restrictions have ceased to apply.

         6. LAPSE OF RESTRICTIONS. The Restrictions shall lapse (i) on October 2, 2001 with respect to 7,500 Shares and (ii) on April 2, 2002 with respect to the remaining 7,500 Shares. Notwithstanding the foregoing, in the event of (i) the death of the Stockholder, (ii) the termination of the Stockholder's employment by the Company without Cause or (iii) a Change in Control, the Restrictions shall lapse with respect to all of the Shares held by the Stockholder, and shall no longer be subject to forfeiture to the Company pursuant to Section 5 of this Agreement.

         7. RESTRICTIONS ON CORRESPONDING SECURITIES AND ASSETS. Any other securities or assets (other than ordinary cash dividends) that are received by the Stockholder with respect to any of the Restricted Shares shall be subject to the Restrictions to the same extent and for so long as such Restricted Shares to which such securities or other assets are attributable remain subject to the Restrictions.

         8. DELIVERY OF CERTIFICATES UPON LAPSE OF RESTRICTIONS. Promptly following the lapse of the Restrictions as to any of the Shares, the Company will deliver the stock certificate or certificate representing such Shares with respect to which the Restrictions have lapsed to the Stockholder or her legal representative.

         9. CERTAIN RESTRICTIONS ON TRANSFERABILITY OF SHARES BY THE STOCKHOLDER. The following restrictions shall apply to all Restricted Shares, whether or not issued or outstanding at the date of this Agreement.

                  9.1 Restriction on Transfers in Violation of the Securities Act. Notwithstanding any provision to the contrary contained herein, in no event shall the Stockholder make any disposition of the Shares, including a disposition by pledge, if such disposition might reasonably be expected to result in a violation of the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state's securities laws. Unless the Company agrees otherwise, the Stockholder shall be required to provide an opinion of counsel acceptable to the Company with regard to such intended disposition.

                  9.2 Permitted Transfers. The Stockholder may transfer all or any part of the Shares, to (i) the members of the immediate family of the Stockholder (including lineal descendants) or one or more trusts or partnerships for the benefit of the Stockholder and/or members of the immediate family of the Stockholder (including lineal descendants); or (ii) the estate of the Stockholder or to any heir, executor, administrator or lineal descendant of the Stockholder; provided that prior to any such transfer either the Stockholder or the transferee delivers to the Company a written instrument in accordance with
Section 10 and an opinion of counsel reasonably satisfactory to the Company in accordance with Section 9.1 to the effect that the transfer is exempt from



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registration under the Securities Act. In the event of a transfer under this
Section 9.2, such transferee(s) shall be deemed a Stockholder for purposes of this Agreement.

         10. ADDITIONAL ISSUANCES. It shall be a condition to the transfer of any Restricted Shares by the Stockholder to any Person that the recipient of such Restricted Shares shall become a signatory to this Agreement by executing an Addendum Agreement in the form and substance satisfactory to the Company.

         11. LEGENDS ON CERTIFICATES. The reverse side of each certificate reflecting ownership of the Restricted Shares subject to the Restrictions under
Section 4 shall bear the following legend:

         The shares represented hereby and the sale, assignment, transfer, gift, bequest, pledge or other disposition thereof are subject to certain restrictions contained in a Restricted Stock Agreement dated effective as of October 2, 2000, among the Company and the holder hereof. A copy of such Agreement and all applicable amendments thereto will be furnished by the Company to the holder hereof without charge upon written request to the Company at its principal place of business or registered office.

         12. NOTICES. Any notice required or permitted under this Agreement shall be in writing and shall be deemed to be delivered (i) upon physical delivery (if hand delivered); (ii) three business days after deposit in the United States mail (if mailed), postage prepaid, certified or registered mail, return receipt requested, addressed as set forth below or (iii) the day such notice is sent via confirmed electronic mail or facsimile as set forth below:

         Company:                           Luminex Corporation
                                            12212 Technology Boulevard
                                            Austin, Texas 78727
                                            Attention:  General Counsel
                                            Fax:  (512) 219-63295
                                            E-mail: mlb@luminexcorp.com

         Stockholder:                       Gail S. Page
                                            Luminex Corporation
                                            12212 Technology Boulevard
                                            Austin, Texas 78727
                                            Fax:  (512) 219-5195
                                            E-mail: gpage@luminexcorp.com

Notice given in any other manner shall be effective when received. The address for notice may be changed by notice given in accordance with this provision. If notice is required to be delivered to any party to this Agreement, a copy of such notice shall be delivered to all other parties to this Agreement.



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         13. WAIVER. No waiver of any provision of this Agreement shall constitute a waiver of any other provision of this Agreement, nor shall such waiver constitute a waiver of any subsequent breach of such provision.

         14. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the Stockholder and their heirs, executors, administrators and legal representatives and upon the Company and its successors and assigns.

         15. GOVERNING LAW. The validity, construction, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without regard for any principles of conflict of laws.

         16. SEVERABILITY. If any provision of this Agreement is declared unenforceable by a court of last resort, such declaration shall not affect the validity of any other provision of this Agreement.

         17. CONSTRUCTION. The headings contained in this Agreement are for reference purposes only and shall not affect this Agreement in any manner whatsoever. Wherever required by the context, any gender shall include any other gender, the singular shall include the plural, and the plural shall include the singular.

         The parties have executed this Agreement effective as of October 2, 2000.

LUMINEX CORPORATION


By:   /s/ MICHAEL L. BENGTSON                     /s/ GAIL S. PAGE
      --------------------------                  ------------------------------

Name:     Michael L. Bengtson
      --------------------------                  Gail S. Page

Title:  Executive Vice President
        ------------------------


         The undersigned, the spouse of the Stockholder, hereby joins in the execution and delivery of this Agreement to evidence his consent and approval to, and agreement to be bound by, all the terms and provisions hereof.


          /s/ DAN PAGE
         --------------------------------------
         Dan Page




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